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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT ( Date of earliest event reported): DECEMBER 17, 1996

                               DRYPERS CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE                        0-23422                    76-0344044
(State of Incorporation)         (Commission File No.)         (IRS Employer
                                                             Identification No.)
1415 WEST LOOP NORTH
   HOUSTON, TEXAS                                               77055
(Address of principal executive offices)                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 682-6848

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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

Effective December 17, 1996, Drypers Mexico, S.A. de C.V., a wholly owned subsidiary of Drypers Corporation (the "Company"), entered into an agreement to acquire certain assets of Pannolini de Mexico, S.A. de C.V. Pursuant to this agreement, the Company issued 360,000 shares, subject to adjustment per the agreement (the "Shares"), of the Company's Common Stock, $.001 par value, to a non-U.S. resident. The shares were issued pursuant to Regulation S under the Securities Act of 1933, and the certificates representing the Shares were issued with a restrictive legend that stated that the Shares may not be sold in or into the United States of America for the period during which such sales are proscribed pursuant to Regulation S.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DRYPERS CORPORATION

Dated:  DECEMBER 31, 1996                 By: /s/ WALTER V. KLEMP
                                                  Walter V. Klemp
                                          Chairman of the Board and
                                          Co-Chief Executive Officer